Exhibit 99.1

               RESOURCES CONNECTION, INC. REPORTS YEAR-END RESULTS

           REVENUE FOR FISCAL 2006 IMPROVES ALMOST 18% OVER PRIOR YEAR

    COSTA MESA, Calif., July 12 /PRNewswire-FirstCall/ -- Resources Connection, Inc. (Nasdaq: RECN), an international professional services firm that provides, through its operating subsidiary, Resources Global Professionals, experienced accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal professionals to clients on a project basis, today announced financial results for its fourth quarter and year ended May 31, 2006.

    Total revenue for the fourth quarter of fiscal 2006 improved 10.6% to $165.9 million from $150.0 million for the same quarter in fiscal 2005. Net income for the quarter ended May 31, 2006, was $15.7 million, or $0.31 per diluted share, compared to net income of $15.7 million, or $0.31 per diluted share, in the May 2005 quarter.

    For the year ended May 31, 2006, revenue grew 17.9% to $633.8 million compared to $537.6 million for the fiscal year ended May 31, 2005. Net income for fiscal year 2006 was $60.6 million, or $1.17 per diluted share versus $56.1 million, or $1.11 per diluted share, in the prior year period.

    "This has been a year of balanced investment along with strong revenue growth even in the face of lower demand for regulatory compliance services," said Donald Murray, Chairman and CEO of Resources Global Professionals. "This year, we opened 13 new offices and the cost of these new offices affects our general and administrative expenses and impacts our profit until those offices achieve breakeven status. As we look forward to fiscal 2007, we are well positioned to use the breadth of our service offerings and the enhanced international reach we have established during this past year to continue providing our clients with superior service that is a better value than traditional professional services firms. We are especially proud of all the people at Resources who deliver for our clients every day."

    ABOUT RESOURCES GLOBAL PROFESSIONALS

    Resources Global Professionals is an international professional services firm that helps business leaders execute internal initiatives. Originated as part of Deloitte & Touche LLP in North America, the Company provides accounting and finance, human capital, information management, supply chain management, internal audit/risk management, and legal services on a project basis. Its legacy in Europe is from Ernst & Young and in Asia Pacific from Deloitte Touche Tohmatsu Australia. Today, the Company is completely independent, autonomous and publicly traded on NASDAQ under its parent entity's name, Resources Connection, Inc. In addition to its project professional services, Resources Global Professionals has established itself as a leading business services provider for companies seeking independent and cost effective assistance for meeting or complying with many of the complex business and regulatory issues in today's marketplace.

    Headquartered in Costa Mesa, California, the Company operates from more than 70 worldwide offices. The U.S. client portfolio boasts more than 40 of the Fortune 50 companies and more than half of the Fortune Global 100. In June 2006, Resources was named to BusinessWeek's 100 Hot Growth Companies list, debuting at #21. The Company is ranked #3 on Forbes 2005 list of 100 Best Mid-Cap Stocks and has been on Forbes 200 Best Small Companies list for the last four years, most recently at #16. More information about the Company is available at http://www.resourcesglobal.com .

    Resources Global Professionals will hold a conference call for interested analysts and investors at 5:00 pm, EDT today, July 12, 2006. This conference call will be available for listening via a webcast on the Company's Internet web site, at http://www.resourcesglobal.com .

    Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection's Form 10-K for the year ended May 31, 2005 and Form 10-Q for the quarters ended August 31, 2005, November 30, 2005 and February 28, 2006 (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

                           RESOURCES CONNECTION, INC.
                              SUMMARY OF OPERATIONS
                    (in thousands, except per share amounts)

                                      Quarter Ended May 31,        Year Ended May 31,
                                    ------------------------    ------------------------
                                       2006          2005          2006          2005
                                    ----------    ----------    ----------    ----------
                                          (unaudited)                (unaudited)
Revenue                             $  165,862    $  150,009    $  633,843    $  537,636
Direct costs of services                99,383        89,983       384,429       324,642
Gross profit                            66,479        60,026       249,414       212,994
Selling, general and
 administrative expenses                40,426        33,451       149,736       116,402
Operating income before
 amortization and depreciation          26,053        26,575        99,678        96,592
Amortization of intangible
 assets                                    435           444         1,740         1,743
Depreciation expense                     1,034           552         2,958         2,191
Operating income                        24,584        25,579        94,980        92,658
Interest income                         (1,582)         (827)       (5,015)       (2,128)
Income before provision for
 income taxes                           26,166        26,406        99,995        94,786
Provision for income taxes              10,421        10,694        39,398        38,730
Net income                          $   15,745    $   15,712    $   60,597    $   56,056
Diluted net income per share        $     0.31    $     0.31    $     1.17    $     1.11
Diluted shares                          51,369        50,533        51,676        50,484

                           RESOURCES CONNECTION, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (in thousands)

                                                    May 31, 2006   May 31, 2005
                                                    ------------   ------------
                                                    (unaudited)
Cash, cash equivalents, short-term investments
 and long-term marketable securities                $    185,439   $    134,741
Accounts receivable, less allowances                $     90,719   $     80,848
Total assets                                        $    397,389   $    319,762
Current liabilities                                 $     66,583   $     60,286
Total stockholders' equity                          $    317,436   $    248,367

SOURCE  Resources Connection, Inc.
    -0-                             07/12/2006
    /CONTACT: Sarah Lazarus, +1-978-369-4478, Sarah@CL-Media.com, for Resources Connection, Inc.; or Steve Giusto, Chief Financial Officer of Resources Connection, Inc., +1-714-430-6500, Steve.Giusto@resources-us.com/
    /Web site:  http://www.resourcesglobal.com /
    (RECN)